SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 9, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Agreement

The disclosure in Item 5.02 is hereby incorporated by reference into Item 1.01.

Item 5.02: Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective March 1, 2006, M. Frank Russell has been named Vice President and General Counsel for the Company. He will report to President and Chief Executive Officer, James E. Sigmon. Mr. Russell has been the lead outside counsel for the Company for 22 years. He joins the Registrant from Barton, Schneider, Russell & East L.L.P., where he was Managing Partner.

The Company and Mr. Russell have entered into an oral agreement with respect to Mr. Russell's compensation and benefits, pursuant to which Mr. Russell will be entitled to:

●	Annual salary	$150,000
●	Cash bonus	at the discretion of the Board
●	Restricted stock	30,000 shares, vesting over 3 years
●	Change of Control agreement	two times annual salary upon a qualifying event *
●	Insurance, 401K & other benefits	as available to all employees

A copy of the Company's press release announcing Mr. Russell's appointment as our General Counsel is attached as Exhibit 99.2 to this Form 8-K.

* A sample copy of the Change of Control agreement was filed as Exhibit 10 with the Company's Form 8-K on December 17, 2004.

Item 7.01: Regulation FD

The Registrant issued a press release on February 9, 2006 announcing the upcoming webcast of its presentation at EnerCom's Oilservice Conference IV in San Francisco. The text of this release has been included as Exhibit 99.1 to this Form 8-K.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated February 9, 2006, entitled "The Exploration Company to Present and Webcast At EnerCom's Oilservice Conference IV"

99.2	Press release dated February 10, 2006, entitled "The Exploration Company Announces New General Counsel"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 10, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)